Exhibit 99.1

NV5 Holdings, Inc. Reduces the Exercise Price of its

Outstanding Public Warrants

HOLLYWOOD, FL – September 27, 2013 - NV5 Holdings, Inc. (the “Company”) (NASDAQ: NVEE) (NASDAQ: NVEEW), a provider of professional and technical engineering and consulting solutions, announced today that, commencing on September 27, 2013 and continuing until 5:00 p.m., New York City time, on October 11, 2013 (the “Temporary Reduction Expiration Time”), it will temporarily reduce the exercise price of all of its outstanding public warrants from $7.80 per share to $6.00 per share. Any and all such warrants properly exercised in accordance with their respective terms prior to the Temporary Reduction Expiration Time will be accepted by the Company at the reduced $6.00 per share exercise price and one share of the Company’s registered common stock per warrant will be issued to the exercising warrant holder.

After the Temporary Reduction Expiration Time, the exercise price of the public warrants will automatically revert to the warrant exercise price of $7.80 per share included in the original terms of the public warrants and the reduced exercise price will no longer be in effect. Except for the reduced $6.00 per share exercise price of the warrants prior to the Temporary Reduction Expiration Time, the terms of the public warrants remain unchanged. Holders of such warrants that desire to exercise their warrants should contact their brokers and instruct them to exercise their warrants prior to the Temporary Reduction Expiration Time.

Dickerson Wright, President and CEO of the Company, stated “By temporarily reducing the exercise price on our warrants, we believe we can raise new capital in a cost effective and timely manner, improve liquidity and reduce the Company’s warrant overhang. We will use the proceeds to support our operating requirements and our acquisitions strategy.”

As previously disclosed, commencing today, the common stock and warrants comprising the Company’s units will begin trading separately on the Nasdaq Capital Market (“Nasdaq”) under the symbols “NVEE” and “NVEEW”, respectively. In connection with the separate trading of the common stock and warrants, the Company’s units ceased trading under the symbol “NVEEU” on or about the close of the markets on September 26, 2013 and the units will be delisted from Nasdaq.

As of today’s date, approximately 1,610,000 public warrants are outstanding and the Company has received irrevocable commitments from holders of approximately 55% of the outstanding warrants, including participation from the Company’s officers and directors, to exercise their warrants prior to the Temporary Reduction Expiration Time. The Company recommends that warrant holders obtain current market quotations for the Company’s securities before deciding whether or not to exercise their warrants.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE TEMPORARY WARRANT EXERCISE PRICE REDUCTION. HOWEVER, NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS

OR EMPLOYEES MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE ITS OWN DECISION AS TO WHETHER TO EXERCISE A WARRANT.

A registration statement relating to the Company’s units and the underlying securities was declared effective by the U.S. Securities and Exchange Commission on March 26, 2013. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NV5 Holdings, Inc.

NV5 Holdings, Inc. (NASDAQ: NVEE) (NASDAQ: NVEEW) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. The Company primarily focuses on five business service verticals: construction quality assurance, infrastructure engineering, energy services, program management and environmental services. NV5 Holdings operates 22 offices in California, Colorado, Utah, Florida and New Jersey and is headquartered in Hollywood, Florida. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes”, “expects”, “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, the “Risk Factors” set forth in the Company’s most recent filings with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to publicly update such statements.

Company Contact:

NV5 Holdings, Inc.

Richard Tong

Tel 1-954-495-2114

IR@NV5.com

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

NVEE@liolios.com